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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 27, 2001

                              Array BioPharma Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                 000-31979                    84-1460811
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       (State or other       (Commission File Number)         (IRS Employer
       jurisdiction of                                      Identification No.)
       incorporation)

  1885 33rd Street, Boulder, Colorado                            80301
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (303) 381-6600
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          (Former name or former address, if changed since last report)

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Item 5. Other Events

     As previously announced, on August 3, 2001, the Board of Directors of Array BioPharma Inc. (the "Company") adopted a Rights Agreement which will expire at the close of business on August 2, 2011. In connection with the Rights Agreement, a right to purchase one-one hundredth of a share of Series A Junior Participating Preferred Stock of the Company was distributed for each outstanding share of the Company's common stock held of record on August 27, 2001 (the "Record Date"). On August 28, 2001, the Company mailed to stockholders of record on the Record Date a Summary of the Stockholder Rights Plan (the "Summary").

     The Company's cover letter and the Summary are attached hereto as Exhibits
99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Stockholder Rights Plan was previously filed as an exhibit to the Company's Form 8-K Current Report dated August 3, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     99.1. Cover letter to stockholders dated August 27, 2001.

     99.2. Summary of Rights Agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ARRAY BIOPHARMA INC.


Date: August 27, 2001                  By: /s/ Robert E. Conway
                                           -------------------------------------
                                           Robert E. Conway
                                           Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

99.1.               Cover letter to stockholders dated August 27, 2001.

99.2.               Summary of Rights Agreement.

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